SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A (Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

IAC/INTERACTIVECORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-3727412
(State of Incorporation or Organization)	(IRS Employer Identification Number)
555 West 18th Street New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-251656

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

On May 25, 2021, IAC/InterActiveCorp, a Delaware corporation (the “Registrant”) completed the separation of the Vimeo business from the remaining businesses of the Registrant (the “Spin-off”). The Spin-off is described in more detail in the Joint Registration Statement on Form S-4 (File No. 333-251656) filed by the Registrant and Vimeo, Inc. (formerly named Vimeo Holdings, Inc.) with the United States Securities and Exchange Commission (the “SEC”) on December 23, 2020 and as subsequently amended (the “Form S-4”). In connection with the Spin-off, among other things, all outstanding shares of common stock, par value $0.001 per share, of the Registrant (“IAC Old Common Stock”) were reclassified into shares of common stock of the Registrant, par value $0.0001 per share (“IAC Common Stock”). This Form 8-A/A amends and restates the registration statement on Form 8-A previously filed by the Registrant with respect to the IAC Old Common Stock in its entirety in order to refer to the IAC Common Stock. The IAC Common Stock will continue to trade under the symbol “IAC” on The Nasdaq Global Select Market.

Item 1.	Description of Registrant’s Securities To Be Registered.

The description of the IAC Common Stock as set forth under the caption “Description of IAC Capital Stock after the Spin-off” in Amendment No. 4 to the Form S-4 is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Senior Vice President, General Counsel & Secretary

Date: May 25, 2021